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Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q/A of Xplore Technologies Corp. (the "Company") for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Philip S. Sassower, as Chief Executive Office of the Company, and Michael J. Rapisand, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer's knowledge:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ PHILIP S. SASSOWER Philip S. Sassower Chief Executive Officer

Date: February 11, 2008

By:	/s/ MICHAEL J. RAPISAND Michael J. Rapisand Chief Financial Officer

Date: February 11, 2008

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002